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                                                                    Exhibit 99.2

                  ABERCROMBIE & FITCH APPOINTS ROBERT S. SINGER
                            TO ITS BOARD OF DIRECTORS



         NEW ALBANY, Ohio / May 20, 2004 - Abercrombie & Fitch (NYSE: ANF) announced today the election of Robert S. Singer to the Company's Board of Directors. Mr. Singer also serves as President and Chief Operating Officer of Abercrombie & Fitch.


         Abercrombie & Fitch operated a total of 706 stores at the end of the first fiscal quarter, including 170 abercrombie stores and 177 Hollister Co. stores. The Company operates e-commerce websites at www.abercrombie.com, www.abercrombiekids.com and www.hollisterco.com.


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For further information, call: Thomas D. Lennox
                               Director, Investor Relations and Corporate
                               Communications
                               (614) 283-6751